Exhibit 99.1

January 26, 2023

USD Partners Announces Quarterly Distribution and its Fourth Quarter 2022 and Full Year 2022 Earnings Release Date

HOUSTON - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today that the Board of Directors of its general partner declared a quarterly cash distribution of $0.1235 per unit for the fourth quarter of 2022 ($0.494 per unit on an annualized basis), the same amount as distributed in the prior quarter. The Partnership also announced that its Sponsor will waive the fourth quarter distribution on all of its 17.3 million units, reducing this quarterly distribution by approximately $2.1 million. The distribution is payable on February 17, 2023, to unitholders of record at the close of business on February 8, 2023.

“Despite recent volatility in global crude oil markets, we continue to project future heavy crude oil production in Western Canada will exceed pipeline egress alternatives,” said Dan Borgen, the Partnership’s Chief Executive Officer. “Canadian storage utilization levels are currently at the high end of historical averages and given the industry’s current expectations around growth in Canadian oil sands production in 2023, we believe the Partnership’s strategically located assets will be well-positioned to renew, extend or replace agreements that expired during 2022 and those that are set to expire this year. In order to support the Partnership’s current liquidity position, the Partnership’s Sponsor has decided to waive its right to the fourth quarter distribution on its 17.3 million units without impacting the distribution to the remaining unitholders.”

Fourth Quarter 2022 Earnings Release Date and Conference Call Information
The Partnership plans to report fourth quarter 2022 and full-year 2022 financial operating results after market close on Wednesday, March 1, 2023. The Partnership will host a conference call and webcast regarding fourth quarter 2022 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Thursday, March 2, 2023.

To listen live over the Internet, participants are advised to log on to the Partnership’s website at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (800) 225-9448 domestically or +1 (203) 518-9708 internationally, conference ID 8541298. Participants are advised to dial in at least five minutes prior to the call.

An audio replay of the conference call will be available for thirty days by dialing (800) 839-2391 domestically or +1 (402) 220-7205 internationally, conference ID 8541298. In addition, a replay of the audio webcast will be available by accessing the Partnership’s website after the call is concluded.

About USD Partners LP
USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by US Development Group, LLC (“USD”) to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts with primarily investment grade customers, including major integrated oil companies, refiners and marketers. The Partnership’s principal assets include a network of crude oil terminals that facilitate the transportation of heavy crude oil from Western Canada to key demand centers across North America. The Partnership’s operations include railcar loading and unloading, storage and blending in on-site tanks, inbound and outbound pipeline connectivity, truck transloading, as well as other related logistics services. In addition, the Partnership provides customers with leased railcars and fleet services to facilitate the transportation of liquid hydrocarbons and biofuels by rail.

USD, which owns the general partner of USD Partners LP, is engaged in designing, developing, owning, and managing large-scale multi-modal logistics centers and energy-related infrastructure across North America. USD’s solutions create flexible market access for customers in significant growth areas and key demand centers, including Western Canada, the U.S. Gulf Coast and Mexico. Among other projects, USD is currently pursuing the development of a premier energy logistics terminal on the Houston Ship Channel with capacity for substantial tank storage, multiple docks (including barge and deepwater), inbound and outbound pipeline connectivity, as well as a rail terminal with unit train capabilities. For additional information, please visit texasdeepwater.com. Information on websites referenced in this release is not part of this release.

Qualified Notice to Nominees
This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that we believe that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the amount and timing of the Partnership’s fourth quarter 2022 cash distribution, the ability of the Partnership and USD to achieve contract extensions, new customer agreements and expansions, and the terms and timing of such extensions, new customer agreements and expansions, if at all; industry conditions and outlook; and volumes at, and demand for, the Partnership’s terminals. Words and phrases such as “expect,” “plan,” “intent,” “believes,” “will,” “projects,” “anticipates,” “future” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include crude oil production levels, Canadian storage utilization levels, our ability to continue as a going concern, the impact of world health events, epidemics and pandemics, changes in general economic conditions and commodity prices, the Partnership’s ability to renew, extend or replace customer agreements on favorable terms, if at all, the Partnership’s ability and election to pay any cash distributions to its unitholders, and the Partnership’s ability comply with the terms of its senior secured credit facility and obtain any necessary waivers thereunder, as well as those factors set forth under the heading “Risk Factors” and elsewhere in the Partnership’s most recent Annual Report on Form 10-K and in the Partnership’s subsequent filings with the Securities and Exchange Commission (many of which may be amplified by the COVID-19 pandemic and the volatility in demand for and prices of crude oil, natural gas and natural gas liquids). The Partnership’s sponsor has made no commitment with respect to a waiver of distributions other than the distribution with respect to the fourth quarter of 2022. The Partnership is under

Exhibit 99.1
no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:
Adam Altsuler, (281) 291-3995
Executive Vice President and Chief Financial Officer

Jennifer Waller, (832) 991-8383
Senior Director, Financial Reporting and Investor Relations